Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made as of January 22, 2021 (the “Effective Date”) by and between Repro Med Systems, Inc., a New York corporation, having its principal place of business at 24 Carpenter Road, Chester NY (the “Company”), and James M. Beck (“Executive”).

WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, upon the terms and conditions set forth herein; and

WHEREAS, the Company currently contemplates that Mr. Beck will continue to serve as a director of the Company during his service as interim Chief Executive Officer pursuant to this Agreement.

NOW THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.         Employment and Duties.

(a)       Position. The Company hereby employs Executive as interim Chief Executive Officer of Company. Executive shall report directly to the Board of Directors of the Company (the “Board”), shall have the duties, authority and responsibilities customarily held by a person holding the position of interim Chief Executive Officer in companies engaged in business similar to Company’s business, and shall render such other services as may reasonably be assigned to him from time to time by the Board.

(b)       Duties. During Executive’s period of employment under this Agreement (the “Term”), Executive agrees that he shall: (i) faithfully and to the best of his ability perform all of the duties that may be required of him pursuant to the terms of this Agreement; (ii) devote substantially all of his business time and attention to the performance of Executive’s duties hereunder; and (iii) not engage in any other business, profession or occupation for compensation or otherwise which would conflict or interfere with the performance of such services either directly or indirectly without the prior written consent of the Board. Executive is employed under this Agreement at the discretion of the Board, subject to the terms set forth below.

2.         At-Will Employment. The Company and the Executive agree that the Executive’s employment with the Company is “at-will,” meaning that Executive may terminate his employment at any time for any reason or no reason, and that Company may terminate Executive’s employment at any time for any reason or no reason, subject to the terms, conditions, and obligations set forth in Section 4 of this Agreement.

3.         Compensation and Related Matters.

(a)       Base Salary. During the Term, the Company shall pay to the Executive a base salary at a monthly rate of $40,000 (the “Base Salary”), less such deductions as are required by law or that Executive may elect in accordance with Company policy and procedure, payable in equal periodic installments in accordance with Company’s customary payroll practices. The Base Salary shall be prorated (based on a 365-day year) for any partial month of employment; provided that Executive shall receive a minimum Base Salary of $80,000.

(b)       Bonus. Executive shall be entitled to receive a bonus equaling the initial target bonus payable to the person who first succeeds Executive as chief executive officer of the Company (the “Bonus”), prorated (based on a 365-day year) for Executive’s term of employment but for no less than sixty (60) days. The Bonus shall be paid in cash and/or shares of the Company’s Common Stock as may be determined in the sole discretion of the Board sixty (60) days following Executive’s termination of employment under this Agreement. Notwithstanding the above, no Bonus shall be paid to the Executive (1) in the event Executive becomes the chief executive officer of the Company following his tenure under this Agreement as interim Chief Executive Officer of the Company, or (2) in the event Executive resigns his employment prior to the appointment of his successor to the position of chief executive officer of the Company, or if the Executive is terminated at any time by the Company for “Cause” as defined below, or (3) in the event the Executive fails to use his best efforts in assisting in the orderly transition of his successor to the position of chief executive officer of the Company (as determined by the Board).

(d)       Stock Option Grants. On February 15, 2021 (the “Initial Grant Date”), Executive shall be granted a non-qualified option to purchase up to 150,000 shares of the Company’s Common Stock (the “Initial Option”) pursuant to all of the terms and conditions of the Company’s 2015 Stock Option Plan, as amended (the “Stock Option Plan”), and this Agreement, in substantially the form attached as Exhibit A hereto, with an exercise price equal to the fair market value (as defined in the Stock Option Plan) of the Common Stock on the Initial Grant Date.  The Initial Option shall vest during the Term as follows: 100,000 shares upon the Initial Grant Date; and 50,000 shares on March 22, 2021.  In the event Executive’s employment has not terminated prior to April 22, 2021 (the “Subsequent Grant Date”), Executive shall be granted an additional non-qualified option to purchase up to 150,000 shares of the Company’s Common Stock (the “Subsequent Option”) pursuant to all of the terms and conditions of the Stock Option Plan and this Agreement, in substantially the form attached as Exhibit A hereto, with an exercise price equal to the fair market value (as defined in the Stock Option Plan) of the Common Stock on the Subsequent Grant Date.  The Subsequent Option shall vest during the Term as follows: 50,000 shares upon the Subsequent Grant Date; 50,000 shares on May 22, 2021; and 50,000 shares of June 22, 2021.

(e)       Expenses. During the Term, Executive shall receive reimbursement from the Company for all reasonable and documented out-of-pocket expenses incurred by Executive in performing services hereunder. All expenses must be accounted for in accordance with the standard policies and procedures established by the Company for reimbursement of expenses.

(f)       Other Benefits. During the Term, Executive shall be entitled to participate in such employee benefit plans and other programs as may be approved from time to time by the Company for the benefit of its executives, except any such plan or program with respect to which Executive voluntarily executes a legally effective waiver. Nothing herein shall affect the

Company’s right to amend, modify, or terminate any employee benefit plan at any time for any reason.

(g)       Indemnification. The Company shall indemnify the Executive to the fullest extent provided in the Company’s by-laws.

4.         Termination.

(a)       Termination by Company. The Company may terminate Executive’s employment with the Company (i) without Cause (as defined below) by giving Executive not less than thirty (30) days’ prior written notice; or (ii) at any time with Cause. For purposes of this Agreement, “Cause” shall mean a determination by the Board that any of the following has occurred: (A) Executive’s engagement in dishonesty or illegal conduct; (B) Executive’s embezzlement, misappropriation or fraud; (C) Executive’s conviction of or plea of guilty or no contest to a felony; (D) a finding by an applicable administrative agency or Court that Executive perpetrated conduct in furtherance of a hostile work environment or engaged in discrimination in violation of any state or federal anti-harassment or discrimination statute; or (E) Executive’s breach of any obligation under this Agreement or any other written agreement between Executive and the Company.

(b)       Termination by Executive. Executive may terminate his employment with the Company by giving Company not less than thirty (30) days’ prior written notice.

(c)       Death. Executive’s employment hereunder shall terminate upon his death.

5.         Representations and Warranties of Executive. Executive represents and warrants to the Company that he is free to accept employment hereunder and that he has no prior or other obligations or commitments of any kind that would in any way hinder or interfere with his acceptance of, or the full performance of, such employment.  The Company acknowledges that Executive is involved in certain activities included on a list provided to the Company simultaneously herewith, and his continued involvement in these activities will not constitute a breach of this Agreement.

6.         Confidentiality.

(a)       During the Term and at all times thereafter, Executive shall keep Confidential Information (as defined below) strictly confidential. Executive shall not at any time, directly or indirectly, disclose or divulge any Confidential Information, except: (i) if required by law, regulation or legal or regulatory process, but only in accordance with Section 6(b) below; or (ii) to his affiliates and his and their respective directors, officers, employees, managing members, general partners, agents and consultants (including attorneys, financial advisors and accountants) (“Representatives”), as applicable, to the extent necessary to permit such Representatives to assist Executive in any Permitted Use (as defined below); provided that Executive shall require each such Representative to be bound by the terms of this Section 6 to the same extent as if they were parties hereto and Executive shall be responsible for any breach of this Section 6 by any of its Representatives.

(b)       If Executive or any of his Representatives is required to disclose any Confidential Information by legal or regulatory process, Executive shall: (i) take all reasonable steps to preserve the privileged nature and confidentiality of the Confidential Information, including requesting that the Confidential Information not be disclosed to non-parties or the public; (ii) give the Company prompt prior written notice of such request or requirement so that the Company may seek, at its sole cost and expense, an appropriate protective order or other remedy; and (iii) cooperate with the Company, at the Company’s sole cost and expense, to obtain such protective order. In the event that such protective order or other remedy is not obtained, Executive (or such other persons to whom such request is directed) will furnish only that portion of the Confidential Information which, on the advice of such person’s counsel, is legally required to be disclosed and, upon the Company’s request, use its reasonable best efforts to obtain assurances that confidential treatment will be accorded to such information.

(c)       “Confidential Information” shall mean all trade secrets, information, data, documents, agreements, files and other materials, whether disclosed orally or disclosed or stored in written, electronic or other form or media, which is obtained from or disclosed by the Company or its Representatives before or after the date hereof regarding the Company or its clients, including, without limitation, all analyses, compilations, reports, forecasts, studies, samples and other documents which contain or otherwise reflect or are generated from such information, data, documents, agreements, files or other materials. The term Confidential Information as used herein does not include information that at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of its disclosure directly or indirectly by Executive or any of his Representatives in violation of this Agreement).

(d)       Executive shall make no use whatsoever, directly or indirectly, of any Confidential Information, except for: (i) the purposes of performing Executive’s duties and obligations to the Company; and (ii) use for the benefit of the Company as part of the solicitation of existing or prospective customers of the Company (the “Permitted Uses”).

(e)       Upon the termination of Executive’s employment or upon the Company’s request at any time and for any reason, Executive shall immediately deliver to the Company all materials (including all soft and hard copies) in Executive’s possession which contain or relate to Confidential Information, as well as all information necessary to access such Confidential Information.

(f)       Notwithstanding the foregoing confidentiality obligations, pursuant to 18 USC § 1833(b), Executive will not be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret if such disclosure is made: (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  Additionally, if Executive files a lawsuit claiming retaliation by the Company based on the reporting of a suspected violation of law, Executive may disclose a trade secret to his attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and Executive does not disclose the trade secret except pursuant to court order.

7.         Non-Competition; Non-Solicitation; Non-Disparagement.

(a)       During Executive’s employment and for the duration of the Restricted Period (as defined below), Executive shall not engage in any Prohibited Activity (as defined below) anywhere in the world. For the purposes of this Agreement: (i) “Restricted Period” shall mean a period of twelve (12) months after the Termination Date; and (ii) “Prohibited Activity” shall mean the design, development, marketing, sale, re-sale, manufacture or distribution of medical airway suction and home infusion products, or other similar activities, on Executive’s behalf or on behalf of another (including as a shareholder, member, employee, employer, owner, operator, manager, advisor, consultant, agent, partner, joint venturer or investor of another person or entity). Prohibited Activity also includes activity that may require or inevitably require disclosure of trade secrets, proprietary information or other Confidential Information of the Company except as otherwise permitted hereunder.

(b)       During Executive’s employment and for the duration the Restricted Period, Executive shall not, directly or indirectly: (i) solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company; (ii) solicit, contact (including but not limited to e-mail, regular mail, express mail, telephone, fax, or instant message), attempt to contact or meet with any (A) existing or prospective customer of the Company for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company, or (B) competitor of the Company for any purpose related to the business or services of the competitor or the Company; or (iii) induce, influence or encourage any existing or prospective customer, supplier or other business partner of the Company for purposes of diverting their business or services from the Company.

(c)       Executive shall not, during Executive’s employment or thereafter, make, publish or communicate to any person any comments or statements (whether written or oral) that denigrate or disparage the reputation or stature of the Company, its affiliates or any of their respective officers, directors, managers or employees (acting in their capacity as such).

(d)       Executive acknowledges that the restrictions contained in this Section 7 are reasonable and necessary to protect the legitimate interests of the Company and constitute a material inducement to the Company to enter into this Agreement and offer employment to Executive under this Agreement. In the event that any covenant contained in this Section 7 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law. The covenants contained in this Section 7 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

8.         Assignment of Developments.

(a)       All inventions, modifications, discoveries, designs, developments, improvements, processes, works of authorship, documentation, formulae, data, techniques, know-how, secrets or intellectual property rights or any interest therein made by Executive, either alone or in conjunction with others, at any place or at any time during the Term, whether or not reduced to writing or practice during such period, which result, in whole or in part, from (i) any services performed directly or indirectly for the Company by Executive or (ii) Executive’s use of the Company’s time, equipment, supplies, facilities or information (collectively, the “Company Developments”) shall be and hereby is the exclusive property of the Company without any further compensation to Executive. In addition, without limiting the generality of the foregoing, all Company Developments which are copyrightable work by Executive are intended to be “work made for hire” as defined in Section 81 of the Copyright Act of 1976, as amended, and shall be and hereby are the property of the Company.

(b)       Executive shall promptly disclose any Company Developments to the Company. If any Company Development is not the property of the Company by operation of law, this Agreement or otherwise, Executive will, and hereby does, without further consideration, assign to the Company all right, title and interest in such Company Development and will reasonably assist the Company and its nominees in every way, at the Company’s expense, to secure, maintain and defend the Company’s rights in such Company Development. Executive shall sign all instruments necessary for the filing and prosecution of any applications for, or extension or renewals of, letters patent (or other intellectual property registrations or filings) of the United States or any foreign country which the Company desires to file. Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive’s agent and attorney-in-fact (which designation and appointment shall be deemed coupled with an interest and shall survive Executive’s death or incapacity), to act for and on Executive’s behalf to execute and file any such applications, extensions or renewals and to do all other lawfully permitted acts to further the prosecution and issuance of such letters patent or other intellectual property registrations or filings, or such other similar documents, with the same legal force and effect as if executed by Executive.

9.         Amendment; Waiver. This Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by an instrument in writing signed by the parties hereto.  Waiver of any term or condition of this Agreement will not be construed as a waiver of any subsequent breach or waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.

10.       Applicable Law; Severability. This Agreement shall be governed by and construed under the laws of the State of New York, exclusive of applicable principles of conflict of laws. Should a court or other body of competent jurisdiction determine that any term or provision of this Agreement is excessive in scope or duration or is illegal, invalid or unenforceable, then the parties agree that such term or provision shall not be voided or made unenforceable, but rather shall be modified so as to be valid, legal and enforceable to the maximum extent possible, under the purposes stated in the preceding sentence and with applicable law, and all other terms; and provisions of this Agreement shall remain valid and fully enforceable

11.       Submission to Jurisdiction: Waiver of Jury Trial.

(a)       ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN CHESTER, NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT.

(b)       EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

12.       Further Assurances. The Company and the Executive shall each take all actions as may be reasonably necessary or appropriate in furtherance of their respective obligations and covenants set forth in this Agreement, including, without limitation, executing and delivering such additional agreements, certificates, instruments and other documents as may be deemed necessary or appropriate.

13.       Assignability; Third-Party Beneficiary. This Agreement will be binding upon, enforceable by and inure solely to the benefit of, the parties and their respective permitted successors and assigns. Except as otherwise expressly provided in this Agreement, this Agreement shall not be assigned by any party hereto without the prior written consent of the non-assigning parties. Except as otherwise expressly provided in this Agreement, nothing in this Agreement is intended to or will confer upon any person, other than the parties to this Agreement and their respective heirs, successors and assigns, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Notwithstanding anything to the contrary herein, nothing in this Agreement shall preclude the Company from consolidating or merging into or with, transferring all or substantially all of its equity or assets to, or otherwise assigning this Agreement by operation of law to another person or entity without the consent of Executive; provided that, in each case, such other person or entity shall assume this Agreement and all obligations of the Company hereunder. Upon such consolidation, merger, transfer of equity or assets, or assignment by operation of law, and such assumption, the term the “Company” as used herein, shall mean such other person or entity and this Agreement shall continue in full force and effect.

14.       Notices. All notices and other communications under this Agreement must be in writing and will be deemed given if delivered personally, faxed, sent by internationally recognized overnight courier, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by electronic mail (without a failed transmission response) to the parties at the following addresses (or at such other address for a party as such party specifies by like notice):

If to the Company:

Repro Med Systems, Inc.

24 Carpenter Road

Chester, NY 10918

Attn: Board of Directors

If to the Executive:

James M. Beck

[ADDRESS]

All such notices, consents, requests, demands, waivers and other communications so delivered, mailed or sent shall be deemed to have been received: (i) if by personal delivery, on the day delivered; (ii) if by certified or registered mail, on the earlier of the date of receipt and the third business day after the mailing thereof; (iii) if by next-day or overnight mail or delivery service such as Federal Express or UPS, on the day delivered; or (iv) if by fax or electronic mail, on the day on which such fax or electronic mail was sent, provided that a copy is also sent by certified or registered mail or by next-day or overnight mail or delivery service such as Federal Express or UPS.

15.       Survival. This Agreement shall terminate upon termination of Executive’s employment as provided herein; provided, however, that the provisions of Sections 6, 7, and 8 shall survive termination of this Agreement.

16.       Legal Counsel. Executive acknowledges that he has had an opportunity to consult with and be represented by counsel of his choosing in the review of this Agreement, that Company counsel does not represent him with respect to this Agreement, that he is fully aware of the contents of this Agreement and their legal effect, and that he enters into this Agreement freely, without duress or coercion, and based on his own judgment.

17.       Counterparts. This Agreement may be executed in one or more counterparts, and by the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

18.       Electronic Execution and Delivery. The parties may execute and deliver this

Agreement by facsimile, electronic mail of a .PDF, or other electronic means under which the signature of or on behalf of such party can be seen, and such execution and delivery will be considered valid, binding and effective for all purposes.

19.       Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof, including without limitation any prior consulting agreement but excluding any separate confidentiality and/or Assignment of inventions agreement Executive may have previously signed.

[Signature page follows]

IN WITNESS WHEREOF, the Executive and an authorized representative of the Company have executed this Agreement as of the Effective Date.

EXECUTIVE:

/s/ James M. Beck

James M. Beck

COMPANY:

Repro Med Systems, Inc.

By: /s/ John R. Fletcher

Name: John R. Fletcher

Title:  Chairman of the Board

EXHIBIT A TO EMPLOYMENT AGREEMENT

REPRO MED SYSTEMS, INC.

2015 STOCK OPTION PLAN

NONQUALIFIED STOCK OPTION AWARD

This NONQUALIFIED STOCK OPTION AWARD (this “Agreement”), dated as of _____________, 2021 (the “Date of Grant”), is delivered by Repro Med Systems, Inc., a New York corporation (the “Company”), to James M. Beck (the “Grantee”).

The Company’s 2015 Stock Option Plan (the “Plan”) provides for the grant of nonqualified stock options to purchase shares of common stock, par value $0.01 per share, of the Company (“Company Stock”).  The Company and Grantee have entered into that certain Employment Agreement dated as of January 22, 2021 (the “Employment Agreement”), which sets forth the terms and conditions pursuant to which Grantee will provide services to the Company.  The Compensation Committee of the Board of Directors of the Company (the “Committee”) has decided to make a nonqualified stock option grant to encourage the Grantee to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and aligning the economic interests of the Grantee with those of the stockholders.  A copy of the Plan is attached to this Agreement.  All capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to such terms in the Plan.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.         Grant of Option.  Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee a nonqualified stock option (the “Option”) to purchase 150,000 shares of Company Stock (“Shares”) at an exercise price of $____ per Share (the “Strike Price”).

2.         Exercisability of Option.  The Option shall become exercisable on the following dates (each, a “Vesting Date”):_____________________________________, provided the Grantee is still employed by the Company on the respective Vesting Date.

3.         Option Term.

(a)       The Option shall have a term of ten (10) years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

(b)       If the Grantee’s employment with or service as a director of the Company (collectively, “Service”) terminates without cause (as determined by the Committee in its sole discretion) and for any reason other than death or disability, the then vested portion of the Option shall continue to be exercisable until the earlier of the 90th day after the date of the Grantee’s termination or the date the Option expires by its terms.  The portion of the Option not vested as of the date of such termination of Service shall expire as of such date and shall not be exercisable.

(c)       If the Grantee’s Service to the Company is terminated by the Company for cause (as determined by the Committee in its sole discretion), the Option shall expire on the date of such termination, and no portion shall be exercisable after the date of such termination.

(d)       In the event of the Grantee’s termination of Service due to death or disability during Service to the Company, the vested portion of the Option shall continue to be exercisable until the earlier of (i) the date the Option expires by its terms and (ii) 12 months after the date of such termination.

(e)       In the event of the Grantee’s death occurs after Service termination but during the 90 day period following such termination , the vested portion of the Option shall continue to be exercisable until the earlier of (i) the date the Option expires by its terms and (ii) the first anniversary of the Grantee’s death.

4.         Exercise Procedures.

(a)       Subject to the provisions of Paragraphs 2 and 3 above, the Grantee may exercise part or all of the exercisable Option by giving the Company written notice to exercise in the manner provided in this Agreement, specifying the number of Shares as to which the Option is to be exercised and tendering payment for such Shares.  The Grantee shall pay an amount equal to the Strike Price multiplied by the number of Shares as to which the Option is to be exercised (the “Exercise Price”) (i) by certified or official bank check (or the equivalent thereof acceptable to the Company); or (ii) by delivery of shares of Common Stock acquired at least six months prior to the option exercise date and having a fair market value (as defined in the Plan and determined as of the exercise date) equal to all or part of the Exercise Price and a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the Exercise Price; or (iii) by “net exercise”, as a result of which the Grantee will receive (X) the number of Shares as to which the Option is to be exercised less (Y) such number of shares of Common Stock as is equal to (I) the aggregate Exercise Price for the portion of the Option being exercised divided by (II) the fair market value (as defined in the Plan) on the date of exercise.

(b)       The Company’s obligation to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules and regulations and also to such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.  The Company may require that the Grantee (or other person having the right to exercise the Option) represent that the Grantee (or such other person) is purchasing Shares for his/her own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Committee deems appropriate.

(c)       All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.  Subject to Committee approval, the Grantee may elect to satisfy any tax withholding obligation of the Company with respect to the Option by having Shares withheld from delivery having a value equal to the amount of the tax withheld.  The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

5.         Restrictions on Exercise.  Except as the Committee may otherwise permit pursuant to the Plan, only the Grantee may exercise the Option during the Grantee’s lifetime and, after the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

6.         Grant Subject to Plan Provisions.  This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Shares, (c) changes in capitalization of the Company and (d) other requirements of applicable law.  The Committee shall have the discretionary authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

7.         Restrictions on Sale or Transfer of Shares.

(a)       The Grantee agrees that he or she shall not sell, transfer, pledge, donate, assign, mortgage, hypothecate or otherwise encumber the Shares underlying the Option unless the Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or the Company is given an opinion of counsel reasonably acceptable to the Company that such registration is not required under the Securities Act.

(b)       As a condition to receive any Shares upon the exercise of the Option, the Grantee agrees to be bound by the Company’s policies regarding the limitations on the transfer of such Shares, and understands that the Grantee will be prohibited from selling, transferring, pledging, donating, assigning, mortgaging, hypothecating or otherwise encumbering the Shares.

8.         No Employment or Other Rights.  The grant of the Option shall not confer upon the Grantee any right to be retained by or in the service of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee’s service at any time.  The right of the Company to terminate at will the Grantee’s service at any time for any reason is specifically reserved.

9.         No Stockholder Rights.  Neither the Grantee, nor any person entitled to exercise the Option, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

10.       Assignment and Transfers.  Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution.  In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void.  The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates.  This Agreement may be assigned by the Company without the Grantee’s consent.

11.       Applicable Law.  The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

12.       Notice.  Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Chief Financial Officer at the headquarters of the Company, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing.  Any notice shall be delivered by hand, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

Repro Med Systems, Inc.

By:______________________________________

Name:  R. John Fletcher

Title:   Chairman of the Board

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement.  I hereby further agree that all of the decisions and determinations of the Committee shall be final and binding.

Grantee:__________________________________

James M. Beck